UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
November 5, 2009

AKEENA SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52385	90-0181035
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

16005 Los Gatos Boulevard
Los Gatos, California 95032
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(408) 402-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                 Entry Into a Material Definitive Agreement.

On November 5, 2009, Akeena Solar, Inc., a Delaware corporation ("Akeena"), entered into an amendment agreement with investors who had previously acquired Series G Warrants, to amend the remaining Series G Warrants such that the term of the unexercised balance of the Series G Warrants is extended until December 31, 2009. The outstanding Series G Warrants were issued April 20, 2009, and were due to expire on November 6, 2009. The remaining outstanding Series G Warrants represent the right to purchase up to an aggregate of 594,244 shares of Akeena Common Stock as of November 5, 2009.

The Series G Warrants (and the shares of Common Stock issuable from time to time upon exercise of those warrants) were registered under an existing shelf registration statement on Form S-3 (Registration No. 333-156603), which was declared effective by the Securities and Exchange Commission on January 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 5, 2009

AKEENA SOLAR, INC.

By: /s/ Gary R. Effren
Gary R. Effren,
Chief Financial Officer